                                                                     EXHIBIT 5.1

                                                                   10/7/98 Draft
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                 [Morris, Nichols, Arsht & Tunnell Letterhead]



                                 [Date]



Muldoon, Murphy & Faucette
5101 Wisconsin Avenue, N.W.
Washington, DC  20016

Ladies and Gentlemen:

          You have requested our opinion concerning certain matters of Delaware law in connection with (i) the conversion of South Jersey Savings and Loan Association, a New Jersey chartered savings and loan association (the "Association"), from the mutual form of ownership to stock form of ownership (the "Conversion"), (ii) the subscription and community offering (the "Offering"), in connection with the Conversion, by South Jersey Financial Corporation, Inc., a Delaware corporation (the "Company"), of up to 4,351,025 shares of its common stock, par value $.01 per share (the "Common Stock"), and
(iii) the sale of up to 302,680 shares of Common Stock (the "Foundation Shares") to South Jersey Savings Charitable Foundation, a Delaware non-stock corporation (the "Foundation"), pursuant to the Charitable Gift to South Jersey Savings Charitable Foundation dated as of ________________ ___, 19___ by the Company (the "Gift Instrument").

          In connection with your request for our opinion, you have provided to us, and we have reviewed, the Company's certificate of incorporation (the "Certificate of Incorporation"), its bylaws, the Registration Statement filed with the Securities and Exchange Commission in connection with the Offering (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), a consent of the sole incorporator of the Company, resolutions of

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the Board of Directors of the Company (the "Board") concerning, inter alia, the
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organization of the Company, the Offering and the designation of a Pricing Committee of the Board (the "Pricing Committee"), the form of stock certificate approved by the Board to represent shares of Common Stock, the Foundation's certificate of incorporation (the "Foundation Certificate of Incorporation"), its bylaws, a consent of the sole incorporator of the Foundation, and the Gift Instrument. We have also obtained a certificate of the Delaware Secretary of State as to the Company's and the Foundation's good standing as Delaware corporations. Capitalized terms used but not defined herein shall have the meanings given them in the Certificate of Incorporation.

          We understand that the Company will loan to the Association's Employee Stock Ownership Plan (the "ESOP") the funds the ESOP will use to purchase the shares of Common Stock for which the ESOP has subscribed as part of the Offering. In this regard, we have assumed, for purposes of rendering the opinion set forth in paragraph 2 below, that: (a) the Board has duly authorized the loan to the ESOP (the "Loan"); (b) the Loan serves a valid corporate purpose; (c) the Loan will be made at an interest rate and on other terms that are fair to the Company; (d) the terms of the Loan will be set forth in customary and appropriate documents including, without limitation, a promissory note representing the indebtedness of the ESOP to the Company as a result of the Loan; and (e) the closing for the Loan and for the sale of Common Stock to the ESOP will be held after the closing for the sale of the other shares of Common Stock sold in the Offering and the receipt by the Company of the proceeds thereof.

          We call your attention to the fact that the opinions expressed herein are limited in all respects to matters of Delaware corporate law. We express no opinion concerning the requirements of any other law, rule or regulation, state or federal, applicable to the Association, the

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Company, the Offering, the Conversion, or the Foundation, including, without limitation, those applicable to federally insured savings and loan associations or their holding companies.

          Based upon and subject to the foregoing, it is our opinion that:

          1. The Company has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware, with the corporate power and authority to own its property and conduct its business as now conducted as described in the Prospectus.

          2. Upon the due adoption by the Pricing Committee of a resolution fixing the number of shares of Common Stock to be sold in the Offering, the Common Stock to be issued in the Offering (including the shares to be issued to the ESOP) will be duly authorized and, when such shares are sold and paid for in accordance with the terms set forth in the Prospectus and such resolution of the Pricing Committee, and certificates representing such shares in the form provided to us are duly and properly issued, will be validly issued, fully paid and non-assessable, with no personal liability for the payment of the Company's debts arising solely by virtue of the ownership thereof; such issuance and sale will not be in violation of or subject to any preemptive rights provided for by Delaware law or by the Certificate of Incorporation.

          3. The Foundation has been duly organized and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Prospectus.

          4. No approvals of any Delaware governmental agency, bureau, commission, department or other organization is required to establish the Foundation and to issue and sell the Foundation Shares to the Foundation as described in the Prospectus pursuant to the Gift

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Instrument; provided, however, that we express no opinion with respect to the Delaware Securities Act (6 Del. C. (S) 7301 et seq.).
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          5. The Foundation Shares have been duly and validly authorized for issuance and sale, and when issued and delivered by the Company as provided in the Gift Instrument against payment therefor, and a certificate representing such shares in the form provided to us is duly and properly issued, such shares will be duly and validly issued, fully paid and non-assessable, with no personal liability for the payment of the Company's debts arising solely by virtue of the ownership thereof; such issuance and sale will not be in violation of or subject to any preemptive rights provided for by Delaware law or the Certificate of Incorporation.

          The following provisions of the Certificate of Incorporation may not be given effect by a court applying Delaware law, but in our opinion the failure to give effect to such provisions will not affect the duly authorized, validly issued, fully paid and non-assessable status of the Common Stock:
          (a) Subsections C.3 and C.6 of Article FOURTH and Section D of Article EIGHTH, which grant the Board the authority to construe and apply the provisions of those Articles, subsection C.4 of Article FOURTH, to the extent that provision obligates any person to provide to the Board the information such subsection authorizes the Board to demand, and the provision of Section C.7 of Article EIGHTH empowering the Board to determine the Fair Market Value of property offered or paid for the Company's stock by an Interested Stockholder, to the extent, if any, that a court applying Delaware law were to impose equitable limitations upon the authority of the Board under such provisions.

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          (b) Article NINTH of the Certificate of Incorporation, which purports to permit the Board to consider the effect of any offer to acquire the Company on constituencies other than stockholders in evaluating any such offer.

                                Very truly yours,